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                                                                  Exhibit 99.1


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This opinion is uncorrected and subject to revision before publication in the
New York Reports.
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Marvin M. Reiss et al.,
                      Appellants,

        v.


Financial Performance Corporation,

                      Respondent.



Joseph M. Weitzman, for appellants.
Submitted by Howard Grun, for respondent.


SMITH, J.:

        The issue here is whether warrants to purchase shares of stock of defendant corporation must be adjusted in light of a reverse stock split authorized by defendant corporation after plaintiffs received warrants. We answer that question in the negative.

        Shortly after September 30, 1993, in partial repayment of a loan, defendant authorized the issuance of warrants enabling plaintiff Rebot Corporation to purchase up to 1,198,904 shares of defendant's common stock for 10 cents per share until September 30, 1998. Defendant also issued warrants to plaintiff Marvin Reiss, in recognition of his services to defendant as a director of the corporation, entitling him to purchase 500,000 shares of common stock at 10 cents per share until August 31, 1998. Although a warrant issued earlier, on September 1, 1993, to Robert S. Trump was accompanied by a warrant agreement providing for a reverse stock split, no other agreement accompanied the authorization of the plaintiffs' warrants. Thus, the warrants given to Rebot and Reiss, unlike the warrants given to Trump, did not incorporate the warrant agreement provisions requiring adjustment in the event of a reverse stock split.


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        In 1996, defendant's, shareholders approved a one-for-five reverse split of its common stock, and, as a consequence, each stockholder owned one-fifth of the original number of shares with the value of each share increased fivefold. In 1998, Rebot and Reiss sought to exercise a portion of their warrants, claiming that in accordance with the terms of the agreement, they were entitled to buy all of the stock specified in the warrants at 10 cents per share, without adjustment to reflect the reverse stock split. Defendant rejected the request. Plaintiffs thereafter initiated this action, seeking a declaratory judgment permitting the exercise of their warrants to purchase the full number of shares stated in the warrants at 10 cents a share. Plaintiffs also sought extension of the expiration dates of the warrants.

        Supreme Court denied injunctive relief and dismissed the action. A divided Appellate Division modified by declaring judgment in defendant's favor. Relying on Cofman v Acton Corp. (958 F2d 494 [1st Cir 1992]), the Appellate Division held that an essential term of the contract, was missing and, according to its determination of the intent of the parties, supplied a term providing for adjustment of the number of shares stated in the warrants. The Appellate Division also found that plaintiffs' claim for reformation of the expiration date to dates in late 2000 was without merit. We now modify, to reinstate the first cause of action for declaratory relief

        Duly executed stock warrants are contracts entitling the holder to purchase specified number of shares of stock for a specific price during a designated time period. Here, the warrants are enforceable according to their terms. They have all the material provisions necessary to make them enforceable contracts, including number of shares, price, and expiration date, and were drafted by sophisticated and counseled business persons. As this Court stated in W.W.W, Assocs., Inc, Giancontieri, "when parties set down their agreement in a clear, complete

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document, their writing should as a rule be enforced according to its terms"
(77 NY2d 157, 162 [1990]); see also, Breed v Insurance Co. of N. Am., 46 NY2d 351, 355 [1978]) .

        Haines v City of New York (41 NY2d 769 [1977]) is instructive. Haines involved an agreement between the City, the Town of Hunter and the Village of Tannersville under which the City assumed "all cost of construction and subsequent operation, maintenance and repair," of a sewage system and agreed to extend the sewer lines to accommodate the growth of the respective communities (id., at 770). From time to time, the City fulfilled its obligations under the contract. Fifty years after the contract agreement, the system reached full capacity and the City refused to grant the plaintiff permits for connections to its sewer lines on the ground that it had no obligation to further expand the plant or build a new one to accommodate additional development.

        The agreement was silent as to the City's obligations in the event that the municipalities' usage exceeded the capacity of the plant which the City agreed to build. The municipalities, which had intervened in the plaintiff's action against the City, requested that the Court imply a term to the agreement to address this uncovered contingency by requiring the City to expand the sewage plant or construct new facilities to accommodate the new property development. The Court, however, declined to imply such a term where the contingency was clearly foreseeable by the municipalities, holding that "the contract does not obligate the [C]ity to provide sewage disposal services for properties in areas of the municipalities not presently served or even to new properties in areas which are presently served where to do so could reasonably be expected to significantly increase the demand on present plant facilities" (id., at 773). At the very least, Haines stands for the proposition that this Court will not imply a term where the circumstances



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surrounding the formation of the contract indicate that the parties, when the contract was made, must have foreseen the contingency at issue and the agreement can be enforced according to its terms (see also, Rowe v Great Atl. & Pac. Tea Co., 46 NY2d 62, 72 (1978)).

        That the warrants do not address the contingency of a reverse stock split does not, of itself, create an ambiguity. "An omission or mistake in a contract does not constitute an ambiguity [and] * * * the question of whether an ambiguity exists must be ascertained from the face of an agreement without regard to extrinsic evidence" (Schmidt v Magnetic Head Corp., 97 AD2d 151, 157 [1983]). "Extrinsic and parol evidence is not admissible to create an ambiguity in a written agreement which is complete and clear and unambiguous on its face" (W.W.W. Assoc., supra, at 163, quoting Intercontinental Planning v Daystrom, Inc., 24 NY2d 372, 379 [1969]). Even where a contingency has been omitted, we will not necessarily imply a term since "'courts may not by construction add or excise terms, nor distort the meaning of those used and thereby "make a new contract for the parties under the guise of interpreting the writing"'" (Schmidt, supra 97 AD2d at 157 [quoting Morlee Sales Corp. v Manufacturers Trust Co., 9 NY2d 16, 19, (1961)].

        Although defendant claims that to enforce the teams of the warrants creates a windfall for plaintiffs, the record evidences that the parties may have intentionally omitted incorporation of a warrant agreement containing a provision for adjustment for a reverse stock split. For example, one month earlier defendant issued warrant agreements to other investors that did contain specific reference to a reverse split adjustment provision. The Trump warrant agreement is one such agreement, providing that "if at any time or from time to time, the number of outstanding shares of Common stock of the Corporation is decreased by a reverse split, consolidation or

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reclassification oPound Sterling shares of Common Stock, or otherwise, then after the effective date * * * each Warrant shall be decreased in proportion to the decrease in outstanding shares and then the applicable warrant Price shall be appropriately increased."

        Further, Cofman v Acton Corp- (supra) the decision relied upon by the Appellate Division majority, is inapposite here. In Cofman, as part of a settlement agreement, a corporation allowed 12 partnerships (Partnerships) to make a one-time demand on the corporation for payment of a sum equal to the price of a share of common stock minus $7.00 multiplied by 7,500. This provision was a "sweetener," added to the settlement of $120,000, in case the price of a share of stock increased. Later, the corporation executed a reverse stock split, decreasing the number of shares and increasing the price oPound Sterling a share of common stock by a multiple of five. Partnerships sued the corporation for enforcement of the agreement, seeking to use the price of the stock after the reverse split to calculate the settlement. Partnerships argued that the plain language required that the warrants be valued as of the time of their exercise and the defendant corporation assumed the risk of a reverse stock split by not negotiating a different provision. The corporation also relied on the plain language of the warrants, contending that it was entitled to the value of the stock existing when the agreement was signed. The Massachusetts District Court found for the corporation.

        Applying Massachusetts law, the First Circuit affirmed the District Court, concluding that Partnerships would not have agreed to a forward stock split because it could have eviscerated the value of the stock. The First Circuit held that the parties had not given any thought to dilution and that an essential term of the contract was missing. Just as Partnerships should not suffer by dilution of the value of the stock, so Acton should not suffer by reverse dilution.



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        The Appellate Division, applying the Cofman analysis, reasoned that, in the event of a forward stock split, supplying a term providing for the proportionate adjustment of the number of shares that could be purchased, and the exercise price, would be necessary to save the warrant holders from having the value of their warrants "eviscerated" (279 AD2d 13, at 18). The Appellate Division then followed Cofman in taking a second step, reasoning that "just as plaintiffs should not suffer from the possibility of dilution of their warrants resulting from a stock split, so too Financial should not suffer from the consolidation of its shares resulting from a declaration of a reverse stock split" (id., at 19). The second step, however, does not necessarily follow from the first, particularly on these facts, where there is evidence that the parties contemplated including an adjustment provision but did not do so.

        It may be that Reiss would be entitled to a remedy if Financial performed a forward stock split, on the theory that he "did not intend to acquire nothing" ( Cofman , supra, 958 F2d, at 497). We should not assume that one party intended to be placed at the mercy of the other (Wood v Duff-Gordon, 222 NY 88, 91 [1917]). It does not follow, however, that Financial should be given a comparable remedy to save it from the consequences of its own agreements and its own decision to perform a reverse stock split.

        There remains a remedial problem, which we cannot ignore, although it is not well framed for our review. Plaintiffs' complaint contained two causes of action. The first sought a declaration that they were entitled to exercise the warrants in accordance with their terms, while the second sought to reform the expiration date of the warrants to a date in late 2000 -- allegedly five years after the warrants were delivered to plaintiffs. Plaintiffs also sought, by order to show cause, an order staying cancellation of the warrants on their stated expiration dates. Supreme


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Court refused to sign this order and ultimately dismissed both causes of action of the complaint, and the Appellate Division affirmed the dismissal.

        Before this Court, plaintiffs have not advocated reinstating the reformation cause of action, which, if granted now, would leave them with nothing more than expired warrants. Rather, they have argued that their attempt to exercise the warrants, together with their motion for an order to show cause, preserved their right to exercise all of the warrants upon the successful conclusion of the litigation. At oral argument plaintiffs suggested, further, that this Court might direct Supreme Court to grant them summary judgment, and that the measure of their damages in that event would be the difference between the price of defendants' stock and the exercise price at the time of their attempted tender, multiplied by the number of shares they were entitled to buy.

        We cannot direct Supreme Court to grant plaintiffs summary judgment, as they did not seek it (see, Merritt Hill Vingyards Inc. v Windy H s Vineyard Inc., 61 NY2d 106, 110-111 [1984]) and may not be entitled to it. If Supreme Court determines that plaintiffs are entitled to the declaration they seek on the reinstated cause of action, the Court should also resolve the remaining remedial issues, including the effect of plaintiffs' tender.

        Accordingly, the order of the Appellate Division should be modified, with costs to plaintiffs, by remitting the case to Supreme Court for further proceedings in accordance with this opinion and, as so modified, affirmed. The certified question should be answered in the negative.

*       *      *      *      *      *       *      *      *      *      *

Order modified, with costs to plaintiffs, by remitting to Supreme Court, New York County, for further proceedings in accordance with the opinion herein and, as so modified, affirmed. Certified question answered in the negative. Opinion by Judge Smith. Chief Judge Kaye and


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Judges Levine, Ciparick, Wesley, Rosenblatt and Graffeo concur.

Decided December 18, 2001


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